UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 24, 2004


                         FRIENDLY ICE CREAM CORPORATION
             (Exact name of registrant as specified in its charter)

    Massachusetts                      0-3930                   04-2053130
                                                            (I.R.S. Employer
(State of Incorporation)      (Commission File Number)     Identification No.)

                                1855 Boston Road
                         Wilbraham, Massachusetts 01095

    (Address, including zip code of registrant's principal executive offices)

       Registrant's telephone number, including area code: (413) 543-2400

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 9. REGULATION FD DISCLOSURE.

In connection with the private placement of senior notes of Friendly Ice Cream Corporation, the following information was disclosed to potential investors.


Unless the context indicates otherwise, (i) references to "Friendly's," the "Company," "we," "us" or "our" refer to Friendly Ice Cream Corporation, its predecessors and subsidiaries, (ii) as used herein, "Northeast" refers to Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and (iii) as used herein, "New England" refers to our core markets which include Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont. The fiscal years ended January 2, 2000, December 31, 2000, December 30, 2001, December 29, 2002 and December 28, 2003 are referred to herein as 1999, 2000, 2001, 2002 and 2003 respectively.


THE BUSINESS

                            Organization and General

     Friendly's is a leading full-service dining restaurant operator and has the leading position in premium ice cream sales in New England. As of December 28, 2003, we owned and operated 380 full-service restaurants and franchised 157 full-service restaurants and six non-traditional units, representing the most units of any full-service restaurant chain in New England. We offer our customers a unique dining experience by serving a variety of great tasting, high quality, reasonably priced breakfast, lunch and dinner items, as well as Friendly's own signature premium ice cream desserts, in a fun and casual neighborhood setting. Our restaurants have generated 12 consecutive quarters of comparable sales growth at restaurants open more than 18 months. In addition, we have been able to grow the average unit volume ("AUV"), which measures per-restaurant sales for restaurants open at least 18 months, for company-operated restaurants in each of the past 10 years to more than $1.2 million for 2003, reflecting a compound annual growth rate of 5%. Complementing our restaurant operations, we manufacture a complete line of packaged ice cream and premium ice cream desserts that are distributed under the Friendly's brand name through more than 4,500 retail locations in 13 states. For the year ended December 28, 2003, we generated $579.8 million of total revenues and $10.2 million of net income.

     Founded in 1935, we believe that we are viewed as an institution in New England, known for our ice cream treats served in a casual neighborhood setting. As a result, we enjoy strong brand awareness associated with good food and good memories and a unique position in the competitive restaurant industry. This differentiation helps us to target both families with kids and adults who desire a reasonably priced, high quality meal in a full-service setting. Our menu is designed to offer a broad selection of freshly prepared foods throughout all dayparts. Breakfast items, generally priced from $3.89 to $6.29, include specialty omelettes and combination breakfasts featuring eggs, pancakes, French toast and bacon/sausage. Our lunch and dinner menu, generally priced from $3.49 to $9.99, features Friendly's signature products including SuperMelt sandwiches, specialty Colossal burgers, award-winning clam chowder, entree salads and a full line of dinner entrees. In addition, we offer an award-winning kids menu and a special seniors menu for guests over 60. Entree selections are complemented by Friendly's ice cream desserts and beverages featuring Fribble shakes, old fashioned milk shakes, classic ice cream sundaes and banana splits, plus specialty sundaes of many types and flavors. Ice cream dessert pricing generally ranges from $1.59 to $5.69. Most Friendly's restaurants also feature special ice cream carryout windows that are open seasonally, which provide carryout ice cream cones, sundaes and beverages. Over 20% of the sales in our company-operated restaurants are from ice cream products.


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     Over the past five years, our management has engaged in a number of initiatives to improve operational and financial efficiencies and to enhance the customer experience at Friendly's restaurants. These initiatives include: (i) accelerating our franchising to expand our restaurant presence in new markets and under-penetrated existing markets as well as to increase marketing and distribution efficiencies; (ii) re-imaging our restaurants to capitalize on the strength and heritage of the Friendly's brand; (iii) elevating customer service levels and consistency through our mystery shop programs, marketing research and consumer feedback; (iv) leveraging our vertically integrated manufacturing operations and strong brand name by significantly expanding the sale of Friendly's unique line of packaged premium ice cream desserts through retail supermarket locations; and (v) completing the restructuring of our restaurant base by successfully closing under-performing restaurants that were typically older, smaller buildings, located on real estate that was no longer suited for the Friendly's concept. Our restructuring also included the reorganization of field and corporate overhead and the refinancing and reduction of debt. The successful impact of these strategies has been that while we reduced the number of company-operated restaurants by 41%, from 646 to 380, between the start of 1999 and the end of 2003, our revenues declined only 15%, the components of revenue became more balanced and operating income increased by 42% from $27.6 million to $39.2 million. In addition, we have reduced our debt by 28%, from $327 million to $236 million over that period.

                              Competitive Strengths

     We believe that our leading position in both full-service restaurant and premium ice cream sales in New England is attributable to the following competitive strengths:

     Strong Brand Name With High Recognition. During our 68 years of operation, we believe the Friendly's brand name has become associated with high quality food, friendly customer service, good times and great memories for our long-standing customer base. We believe that the Friendly's experience is a part of our customers' lives and that there are strong emotional ties to the brand. This brand name has allowed us to:

  o      drive same store sales growth;
  o      promote menu enhancement and extension; and
  o      generate incremental revenues from our retail distribution channels.

     A survey conducted by Evaluative Criteria Incorporated in February 2002 indicated that in New England, over 99% of all households recognized the Friendly's brand and over 57% of those households had visited a Friendly's restaurant in the prior two months. In New England, Friendly's owns or franchises more restaurants than any other full-service dining restaurant chain. Additionally, based on data from Information Resources Incorporated, our ice cream is sold at supermarkets and other retail establishments in New England at a higher market share than any other brand in the premium ice cream segment, including Breyer's, Turkey Hill and Edy's. We believe strong brand recognition in our core markets will enable us to continue to grow into new markets, such as in Florida, where there are many residents who formerly lived in the Northeast and recognize the Friendly's brand and its reputation for quality.

     Signature Premium Ice Cream Desserts. We develop and produce an innovative line of high quality freshly-scooped and packaged premium ice cream desserts, which has been cited by customers as a key reason for choosing to dine at Friendly's. We offer a Happy Ending ice cream sundae to promote higher margin items and include complimentary ice cream with kids meals, leaving customers feeling they have received good value for their money and allowing Friendly's to enhance its profitability. Approximately 60% of all non-breakfast visits to a Friendly's restaurant include an ice cream dessert purchase. Packaged desserts available for purchase in both restaurant and retail locations include traditional and low-fat ice cream and yogurt in half gallons and a wide variety of our proprietary ice cream cakes, pies and rolls such as the Jubilee Roll and Wattamelon Roll. In 2003, we generated $95 million in revenues from the sale of ice cream desserts through our company-operated restaurants and an additional $53 million in revenues from retail sales in more than 4,500 locations.

     Diversified, High Quality Menu. We are a full-service dining establishment, offering a wide variety of high quality, reasonably priced breakfast, lunch and dinner items. Our restaurants feature an award-winning kids menu and a specially priced menu for our guests over 60 years old. Food products other than ice cream now account for over 79% of restaurant revenues, up from 74% in 1998. Over the past four years, we have significantly upgraded the quality of our menu items and have introduced new menu offerings. As part of our promotional campaigns, which occur approximately six times a year, we introduce new or limited time offer menu items. We also leverage the strength of our ice cream desserts by tying them with lunch and dinner items. Through this strategy, we have been able to maximize revenue across multiple dayparts and increase average guest checks. We generated approximately 11%, 25% and 31% of restaurant revenues from breakfast, lunch and dinner, respectively, for 2003. Due to the appeal of our premium ice cream desserts, we generate approximately 33% of our sales during the afternoon and evening snack dayparts. The strong combination of adult and kids' offerings makes our restaurants an ideal venue for family dining.

     Demonstrated Ability to Grow Same Store Sales and Guest Checks. Despite a challenging economic environment for many full-service dining chains during the past three years, we have experienced strong sales results. We generated system-wide comparable sales growth of 3.1%, 6.9% and 2.9% for 2003, 2002 and 2001, respectively, and comparable sales growth for each of the last 12 quarters for restaurants open more than 18 months. Additionally, system-wide AUV has risen from $1.1 million in 2001 to $1.2 million in 2003. This strong growth in revenues has been driven in part by the rise in average guest checks at our company-operated restaurants, increasing from $6.19 in 2001 to $6.94 in 2003. We believe that this growth results from the strength and appeal of our core dessert offerings, improved and expanded food offerings across multiple dayparts, superior value-oriented pricing and improved restaurant service.

     Vertically Integrated Operations. Through our vertically integrated operations, we manufacture our own premium ice cream and toppings and distribute substantially all of our manufactured products and purchased finished goods to company-operated and franchise restaurants. These operations are designed to allow us to deliver the highest quality premium ice cream desserts and toppings, and to adapt to evolving customer tastes and preferences. We formulate new products and upgrade existing food and premium ice cream desserts through our research and development group and control all stages of the production of our premium ice cream desserts through our manufacturing facility. In addition, utilizing our three distribution facilities and fleet of 44 tractors and 64 trailers, we control cost and product quality of our food, premium ice cream and toppings, and efficiently manage inventory levels from point of purchase through restaurant delivery. Through our integrated purchasing department, we maximize our purchasing power when sourcing raw materials and services for our restaurant and retail operations.

     Strong Franchise Base and Revenues. Our franchising strategy is designed to expand our restaurant presence in under-penetrated markets, accelerate restaurant growth in new markets and increase marketing and distribution efficiencies. In addition to development fees and royalties based on franchise restaurant sales, we receive revenues from the sale of our premium ice cream, toppings and food products to our franchisees. Recently, we have focused our franchising strategy on larger, more professional and well-capitalized franchisees who commit to opening multiple units. Since 1999, the number of restaurants owned by franchisees increased 162%, rising from 9% of total restaurants to 29% of total restaurants, and revenue from franchisees has increased significantly. The strength of our franchise program has positioned us for accelerated geographic expansion and revenue growth. An example of this commitment to growth is that over the past five years, we have re-franchised 107 company-operated restaurants to both new and existing franchisees. In a recent transaction, we sold 10 restaurants in Florida to an existing, local franchisee who agreed to build an additional 10 restaurants over the next six years with an option to build an additional 15 restaurants over the subsequent five years.

     Proven Management Team with Extensive Restaurant Experience. Our executive management team has an average of 27 years of restaurant industry experience in operations, finance, franchising and consumer marketing with key positions at leading food service businesses including Boston Chicken, Burger King, Marriott Corporation, Panera Bread Company and PepsiCo. Our highly experienced leadership team is focused on our core strengths and maintaining service excellence. Over the past five years, as the current management team has been assembled, they have revitalized the restaurant base, reduced debt and restored profitability.

                                  Our Strategy

Our business strategy is to enhance every aspect of a customer's dining experience as well as strengthen our restaurant base by improving our real estate and growing restaurants with experienced franchisees. This strategy is designed to allow us to drive above-average same store sales growth and total sales, with a goal of significantly expanding profit and cash flow. Key elements of our strategy include:

     Continue to Enhance the Friendly's Dining Experience. We are dedicated to ensuring the quality and consistency of the dining experience at every Friendly's restaurant. Through on-going market research, new product development, customer service training and effective communication of the Friendly's brand strategy, we aim to make Friendly's the high quality, reasonably priced full-service dining venue of choice. One component of our quality control strategy is a system-wide mystery shop program whereby a third-party monitoring firm regularly visits each of our Friendly's restaurants to evaluate customer service and quality control. These scores are tracked and a significant portion of the managers' compensation for our company-operated restaurants is based upon improving these scores and reaching certain minimum levels. For the past three years, these scores have significantly improved across our restaurant system.

     Expand Restaurant Base and Market Penetration Through High Quality Franchisees. We have initiated a franchising strategy to focus on experienced, multi-unit franchisees who can help us grow in our under-penetrated existing markets while expanding into new markets. We believe this focus on experienced franchisees will allow us to attract the best operators who can help us increase revenue and cash flow without the significant capital expenditures required for company-operated restaurants. A critical component of this strategy has been our re-franchising effort, whereby we sell a group of company-operated restaurants in a particular region to franchisees to afford them a base of restaurants from which they can realize operational synergies as they develop additional restaurants. Re-franchising sales of restaurants is usually tied to a commitment from the franchisee to open a number of new restaurants in a defined period of time. Through these franchise relationships, we receive a royalty based on franchised restaurant revenue (generally 4% of revenue) and additional profit from the sale of our ice cream and distribution of other products to the franchisee (approximately 2% of revenue). Franchise fees from newly opened restaurants significantly improve our profitability as they require little incremental expenditures by us.

     Continue to Improve Profitability in our Company-Operated Restaurants. We seek to continue to grow restaurant revenues and profitability through a number of initiatives, including investment in and re-imaging of existing restaurants. We have re-imaged approximately 18% of our restaurant base since the beginning of 2002, including 34 restaurants in 2003. The investment in our restaurant's physical appearance has helped to enhance the customer experience and increase sales. For example, average sales have increased 7% in the first year following a restaurant's re-imaging as customers begin to see the new look. Based on our recent experience, we project a 20% return on our capital investment of $125,000 per restaurant. Going forward, we plan to re-image approximately 50 restaurants per year.


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     Grow Higher Margin Revenues and Diversify Overall Revenue Base. We are
committed to continuing to improve profitability and diversify our revenue base by:

  o        increasing higher margin, predictable franchise revenues;
  o prudently growing our company-operated restaurant base in locations that are intended to generate above-average same store sales and AUVs; and
  o leveraging our strength in premium ice cream sales by offering a selection of unique ice cream roll and ice cream cake products through new and existing retailers.

     Given our status as the leading premium ice cream brand in New England, several food retailers in the region have expressed interest in expanding shelf space for our unique specialty products. These products have higher margins and fewer competitors than the more traditional half-gallon ice cream containers, making them less susceptible to discounting.



ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Certain of the information furnished in "Item 9. Regulation FD Disclosure" of this Current Report contains historical financial information that is being furnished pursuant to this item 12.

None of the information contained in this report shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         FRIENDLY ICE CREAM CORPORATION


                         By: /s/ PAUL V. HOAGLAND
                            ---------------------
                            Name:  Paul V. Hoagland
                            Title: Executive Vice President of
                            Administration and Chief Financial Officer

Date:    February 24, 2004